UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 25, 2005 (May 19, 2005)

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400
Columbia, Maryland 21045
(Address of principal executive offices)

(410) 730-9092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On May 19, 2005, the Board of Trustees of Corporate Office Properties Trust (the “Registrant”) approved a resolution to amend and restate the Registrant’s Supplemental Nonqualified Deferred Compensation Plan (the “Plan”), a nonqualified deferred compensation plan taxable pursuant to Section 451 of the Internal Revenue Code of 1986, as amended, that benefits certain executive and management employees of those affiliates of the Registrant which are admitted as adopting employers under the Plan.  The amendment and restatement of the Plan permits individuals who are members of the Registrant’s Board of Trustees to (i) participate in the Plan and (ii) make compensation deferrals to the Plan of cash retainers, meeting fees, and, with respect to members of the Board of Trustees who also function as independent contractor consultants to the Registrant, consulting fees.  The effective date of the amendment and restatement of the Plan is April 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 25, 2005

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
Name:	Randall M. Griffin
Title:	President and Chief Executive Officer

By:	/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche, Jr.
Title:	Executive Vice President and Chief Financial Officer